UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2012

Date of Report

(Date of earliest event reported)

WIZZARD SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	001-33935	87-0609860
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of principal executive offices)

(412) 621-0902

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2012, Wizzard Software Corporation, a Colorado corporation (the “Company”), filed with the Colorado Secretary of State Articles of Amendment with respect to the 1-for-12 reverse split of the issued and outstanding shares of the Company’s common stock, with all fractional shares that would otherwise result from such reverse split to be rounded up to the nearest whole share (the “Reverse Split”).  The Reverse Split will be effective at the close of business on February 22, 2012.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On February 8, 2012, the Company held a special meeting of its common stockholders (the “Special Meeting”).  A total of 86,638,399 shares of the Company’s common stock, representing 89% of the total outstanding shares and a quorum, were represented at the meeting in person or by proxy.  A total of 82,228,912 (95%) of these shares were voted in favor of the proposal to amend the Company’s Articles of Incorporation to effectuate the Reverse Split.  A total of 4,318,990 (5%) shares voted against the proposal, with 90,497 shares abstaining and no broker non-votes.  These figures represent the final voting results on the proposal submitted to a vote of the Company’s common stockholders at the Special Meeting.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

3

Articles of Amendment dated February 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  2/9/2012

By /s/ Christopher J. Spencer

Christopher J. Spencer, President